Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Mel Stephens
(248) 447-1624
Lear Seeks to Amend Credit Facility
in Light of Adverse Industry Conditions
     Southfield, Mich., January 6, 2009 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating systems, electrical distribution systems and electronics products, today announced that it is seeking an amendment and waiver under its primary credit facility in light of current and longer-term industry conditions.
     Lear has initiated discussions with co-agents under its primary credit facility and has engaged Goldman Sachs to assist in the proposed bank amendment. The Company will seek to complete the amendment and waiver prior to finalizing its 2008 financial statements.
     At the end of the third quarter, Lear had more than $500 million in cash and cash equivalents. During the fourth quarter, the Company fully borrowed amounts available under its revolving credit facility in order to protect against disruptions in the capital markets and to further bolster its liquidity position. As of December 31, 2008, the Company had approximately $1.6 billion in cash and cash equivalents providing more than ample resources to satisfy ordinary course business obligations.
     “Our liquidity position is strong,” commented Bob Rossiter, Lear chairman, CEO and president. “However, given the very challenging external environment, we are pro-actively addressing our capital structure to maintain our financial flexibility.”
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which we operate, including changes in interest rates or currency exchange rates, the financial condition of our customers or suppliers, changes in actual industry vehicle production levels from our current estimates, fluctuations in the production of vehicles for which

(more)

we are a supplier, the loss of business with respect to, or the lack of commercial success of, a vehicle model for which we are a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles, disruptions in the relationships with our suppliers, labor disputes involving us or our significant customers or suppliers or that otherwise affect us, our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in our warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting our key customers and suppliers, the cost and availability of raw materials and energy, our ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which we are or may become a party, unanticipated changes in cash flow, including our ability to align our vendor payment terms with those of our customers, our ability to access capital markets on commercially reasonable terms, the results of our periodic impairment analysis of goodwill and long-lived assets and other risks described from time to time in our Securities and Exchange Commission filings. In addition, no assurances can be given that the Company will be able to successfully complete the proposed credit facility amendment and waiver referred to in this press release on commercially reasonable terms, or at all. Future operating results will be based on various factors, including actual industry production volumes and the Company’s success in implementing its operating strategy.
     The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
     Lear Corporation is one of the world’s leading suppliers of automotive seating systems, electrical distribution systems and electronics products. The Company’s world-class products are designed, engineered and manufactured by a diverse team of 91,000 employees at 215 facilities in 35 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the Internet at http://www.lear.com.

2